            PRESS RELEASE
              For Immediate Release

Date:	February 16, 2011
Contact:	Bruce W. Teeters, Sr. Vice President
Phone:	(386) 274-2202
Facsimile:	(386) 274-1223

CONSOLIDATED TOMOKA REPORTS 2010 EARNINGS

DAYTONA BEACH, FLORIDA - Consolidated-Tomoka Land Co. (NYSE Amex-CTO) today reported a net loss of $602,954, or $0.11 loss per basic share, for the year ended December 31, 2010, and earnings before depreciation, amortization, and deferred taxes (EBDDT) of $2,942,291, or $0.51 per share, for such period.  The comparable numbers for 2009 were net income of $800,570, or $0.14 earnings per basic share and EBDDT of $4,531,135, or $0.79 per share.  For the three months ended December 31, 2010, net income totaled $89,391, or $0.02 per basic share, compared with net income of $80,893, or $0.01 earnings per basic share, for the same period in 2009.
EBDDT is being provided to reflect the impact of the Company’s business strategy of investing in income properties utilizing tax deferred exchanges.  This strategy generates significant amounts of depreciation and deferred taxes.  The Company believes EBDDT is useful, along with net income, to understanding the Company’s operating results.
William H. McMunn, president and chief executive officer, stated, “Our operating loss was attributed to a lack of  real estate closings in 2010. Leasing activity during the year in our Mason Commerce Center development was a bright spot, rising from approximately 13% leased to over 80% leased. At year end, the Company received final approval for three comprehensive land use amendments that we expect will add significant value to our land holdings. These land use amendments positively affect approximately 2,000 acres and allow for significantly improved residential and commercial density on the Company’s northerly lands adjacent to the City of Ormond Beach. In order to position the Company for the subsequent market improvement, we are in the process of pre-permitting new industrial space in our Gateway Industrial Park and medical and related professional space in our Williamson North Professional Center, located adjacent to the new Florida Memorial Medical Center.”
Consolidated-Tomoka Land Co. is a Florida-based company primarily engaged in converting Company owned agricultural lands into a portfolio of net lease income properties strategically located in the Southeast, through the efficient utilization of 1031 tax-deferred exchanges.  The Company has low long-term debt and currently generates over $9 million in annual before tax cash flow from its income property portfolio.  The Company also engages in selective self-development of targeted income properties. The Company’s adopted strategy is designed to provide the financial strength and cash flow to weather difficult real estate cycles.  Visit our website at www.ctlc.com.

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“Safe Harbor”

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements.  The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2011, and thereafter include many factors that are beyond the Company’s ability to control or estimate precisely.  These risks and uncertainties include, but are not limited to, the strength of the real estate market in the City of Daytona Beach in Volusia County, Florida; the impact of a further downturn in economic conditions; our ability to successfully execute acquisition or development strategies; any loss of key management personnel; changes in local, regional and national economic conditions affecting the real estate development business and income properties; the impact of environmental and land use regulations; the impact of competitive real estate activity; variability in quarterly results due to the unpredictable timing of land sales; the loss of any major income property tenants; and the availability of capital.  Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC.

While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

Disclosures in this press release regarding the Company’s year-end financial results are preliminary and are subject to change in connection with the Company’s preparation and filing of its Form 10-K for the year ended December 31, 2010.  The financial information in this release reflects the Company’s preliminary results subject to completion of the year-end review process.  The final results for the year may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of financial statements.

This release refers to certain non-GAAP financial measures.  As required by the SEC, the Company has provided a reconciliation of these measures to the most directly comparable GAAP measures with this release.  Non-GAAP measures as the Company has calculated them may not be comparable to similarly titled measures reported by other companies.

EARNINGS NEWS RELEASE

	QUARTER ENDED
	DECEMBER 31,	DECEMBER 31,
	2010	2009

REVENUES	$3,606,767	$3,705,282

NET INCOME	$89,391	$80,893

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:
NET INCOME	$0.02	$0.01

	YEAR ENDED
	DECEMBER 31,	DECEMBER 31,
	2010	2009

REVENUES	$13,410,733	$17,159,349

NET INCOME (LOSS)	$(602,954)	$800,570

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:
NET INCOME (LOSS)	$(0.11)	$0.14

RECONCILIATION OF NET INCOME TO EARNINGS BEFORE DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES

	QUARTER ENDED
	DECEMBER 31,		DECEMBER 31,
	2010		2009
NET INCOME	$89,391		$80,893

ADD BACK:

DEPRECIATION AND AMORTIZATION	661,368		707,663

DEFERRED TAXES	(140,019)		797,761

EARNINGS BEFORE DEPRECIATION, AMORTIZATION,
AND DEFERRED TAXES	$610,740		$1,586,317

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,723,980		5,723,268

BASIC EBDDT PER SHARE	$0.11		$0.28

		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,
	2010		2009
NET INCOME (LOSS)	$(602,954)		$800,570

ADD BACK:

DEPRECIATION & AMORTIZATION	2,727,399		2,771,633

DEFERRED TAXES	817,846		958,932

EARNINGS BEFORE DEPRECIATION, AMORTIZATION,
AND DEFERRED TAXES	$2,942,291		$4,531,135

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,723,795		5,724,067

BASIC EBDDT PER SHARE	$0.51		$0.79

EBDDT - EARNINGS BEFORE DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES. EBDDT IS NOT A
MEASURE OF OPERATING RESULTS OR CASH FLOWS FROM OPERATING ACTIVITIES AS DEFINED BY U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. FURTHER, EBDDT IS NOT NECESSARILY INDICATIVE OF CASH AVAILABILITY TO FUND CASH NEEDS AND SHOULD NOT BE CONSIDERED AS AN ALTERNATIVE TO CASH FLOW AS A MEASURE OF LIQUIDITY. THE COMPANY BELIEVES, HOWEVER, THAT EBDDT PROVIDES RELEVANT INFORMATION ABOUT OPERATIONS AND IS USEFUL, ALONG WITH NET INCOME, FOR AN UNDERSTANDING OF THE COMPANY'S OPERATING RESULTS.

EBDDT IS CALCULATED BY ADDING DEPRECIATION, AMORTIZATION, AND THE CHANGE IN DEFERRED INCOME TAXES TO NET INCOME AS THEY REPRESENT NON-CASH CHARGES.

(1) THE ADD BACK FOR DEFERRED TAXES FOR THE YEAR ENDED DECEMBER 31, 2010, INCLUDES AN ADD BACK OF APPROXIMATELY $1,000,000 THAT THE COMPANY ASSOCIATED WITH ACCELERATED DEPRECIATION RESULTING FROM AMENDED TAX RETURNS FILED BASED ON A COST SEGREGATION STUDY PERFORMED ON THE COMPANY’S INCOME AND GOLF PROPERTIES.

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,	DECEMBER 31,
	2010	2009
ASSETS
Cash	$337,617	$266,669
Investment Securities	4,939,625	4,966,864
Refundable Income Taxes	29,351	433,006
Land and Development Costs	27,047,317	26,700,494
Intangible Assets	4,167,478	4,588,649
Other Assets	8,192,705	5,634,017
	44,714,093	42,589,699

Property, Plant and Equipment:
Land, Timber, and Subsurface Interests	14,770,388	13,960,019
Golf Buildings, Improvements, and Equipment	11,823,081	11,798,679
Income Properties Land, Buildings, and Improvements	119,935,128	119,800,091
Other Building, Equipment, and Land Improvements	3,262,345	3,262,345
Construction in Process	346,968	--
Total Property, Plant, and Equipment	150,137,910	148,821,134
Less, Accumulated Depreciation, and Amortization	(17,093,053)	(14,835,701)
Net - Property, Plant, and Equipment	133,044,857	133,985,433

TOTAL ASSETS	177,758,950	176,575,132

LIABILITIES
Accounts Payable	1,046,581	864,186
Accrued Liabilities	7,216,039	7,385,250
Accrued Stock Based Compensation	761,827	1,428,641
Pension Liability	791,941	1,377,719
Deferred Income Taxes	35,093,214	34,275,368
Notes Payable	15,249,248	13,210,389

TOTAL LIABILITIES	60,158,850	58,541,553

SHAREHOLDERS' EQUITY
Common Stock	5,723,980	5,723,268
Additional Paid in Capital	5,164,102	5,131,246
Retained Earnings	107,807,321	108,639,227
Accumulated Other Comprehensive Loss	(1,095,303)	(1,460,162)

TOTAL SHAREHOLDERS' EQUITY	117,600,100	118,033,579

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	177,758,950	176,575,132

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